UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act
Date of Report (Date of earliest event reported): March 1, 2006
THE HERITAGE ORGANIZATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-21951	84-1356383

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Attn: Vickie A. Walker Post Office Box 910 Addison, Texas	75001

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 214-662-4094
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
     (a)      Effective March 1, 2006, the Board of Directors of The Heritage Organization, Inc. (the “Company” or the “Registrant”), and A.J. Robbins, P.C., certified public accountants, mutually agreed that A.J. Robbins, P.C. would cease to be the independent registered public accountant for the Company, and the Company was able to engage a new independent registered public accountant in the Dallas, Texas area. A.J. Robbins, P.C. is a Denver, Colorado accounting firm which audited the Company’s financial statements for the past two fiscal years. During the Registrant’s two most recent fiscal years and subsequent interim period through March 1, 2006, there were no disagreements between the Registrant and A.J. Robbins, P.C. concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to A.J. Robbins, P.C.’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report; there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-B.
     A.J. Robbins, P.C.’s report dated July 20, 2005, on the Company’s financial statements for the years ended May 31, 2004 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. Such report did contain an “emphasis” paragraph assuming that the Company will continue as a going concern, which is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately achieve profitable operations.
     The Company provided A.J. Robbins, P.C. with a copy of the foregoing disclosures and requested from A.J. Robbins, P.C. a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether A.J. Robbins, P.C. agrees with the statements made by the Company in response to Item 304(a) of Regulation S-B, and if not, stating the respects in which A.J. Robbins, P.C. does not agree. A.J. Robbins, P.C.’s letter is attached as an exhibit to this Report as Exhibit 16.1.
     (b)      Effective March 1, 2006, the Board of Directors of the Company engaged the Plano, Texas firm of Farmer, Fuqua & Huff, P.C. as the independent accountants to audit the Company’s financial statements. During the Company’s two most recent fiscal years and any subsequent interim period, the Company did not consult with Farmer, Fuqua & Huff, P.C. or any of its members about the application of accounting principles to any specified transaction or any other matter. The decision to change accountants was approved by the Board of Directors of the Company (which does not have a separate Audit Committee) consisting of Gary M. Kornman and Vickie A. Walker.
Item 8.01. Other Events
     Gary M. Kornman, a director of the Company, is the subject of an indictment filed November 16, 2005, in the case styled United States of America v. Gary M. Kornman, Case No. 305-CR-0298P pending in the United States District Court for the Northern District of Texas, Dallas Division. He is charged with two separate counts of securities fraud in the purchase and sale of two entities’ (not affiliated with the Company) publicly-traded securities and one count of making false statements to the SEC. Kornman has denied the charges and entered a plea of not guilty to all three counts.

Trial in the case is presently scheduled for September 18, 2006. The Company has no involvement in this case.
     Kornman is also the defendant in the civil case styled Securities and Exchange Commission v. Gary M. Kornman, Civil Action No. 304CV1803-L filed August 18, 2004, in the United States District Court for the Northern District of Texas, Dallas Division. The SEC’s civil complaint alleges that Kornman, owner of a securities broker-dealer registered with the SEC, while directing hedge fund investments for several controlled entities acquired certain confidential non-public material information about likely activity in two separate entities’ securities, traded stock on that information for the profit of such hedge funds of $67,000 and $75,000, all in violation of Section 10(b) under the Exchange Act and Rule 106-5 thereunder. The SEC’s complaint seeks to permanently enjoin Kornman from allegedly violating the anti-fraud laws and disgorgement of $142,231 in alleged illegal profits plus interest and a civil penalty. Kornman has filed an answer denying all of the material allegations of the complaint. The Company has no involvement in this case.
Item 9.01. Financial Statements and Exhibits
     (d)      Exhibits. The following documents are filed as exhibits to this Report:

Exhibit
Designation	Description of Exhibit

16.1*	Letter dated May 9, 2006, addressed to the Securities and Exchange Commission from A.J. Robbins, P.C.

*Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: May 10, 2006	THE HERITAGE ORGANIZATION, INC.
	By:	/s/ Vickie A. Walker
Vickie A. Walker, Secretary, Chief
Executive Officer and Chief Financial Officer